MoneyGram International Reports Fourth Quarter and Full Year 2019 Financial Results
DALLAS (February 24, 2020) -- MoneyGram International, Inc. (NASDAQ: MGI) today reported financial results for its fourth quarter and full year ending December 31, 2019.
Fourth Quarter Business Update

•
MoneyGram's business transformation continued to accelerate, demonstrated by the success of MoneyGram’s direct-to-consumer digital business in addition to continued better-than-expected expense reductions as a result of modernizing and digitizing global operations.

•	MoneyGram Online achieved 39% year-over-year transaction growth in the fourth quarter, led by strong international performance, with transaction and revenue growth of 113% and 53%, respectively.

•
International markets, which represent 62% of total money transfer revenue, strengthened both sequentially and year-over-year, posting 7% transaction growth and 3% revenue growth from the same quarter in 2018.

•
MoneyGram continued to launch innovative solutions to improve the customer experience and to lead the evolution of digital P2P payments. Exciting recent launches include the innovative FastSend™ service enabling customers to send money directly to a phone number. Additionally, MoneyGram continued to expand its strategic partnership with Ripple as the first money transfer company to scale the use of blockchain capabilities.

Commenting on the progress made in 2019, Alex Holmes, Chairman and CEO noted, “This was a pivotal year for us as we continued to execute our digital transformation and deliver a differentiated experience to our customers. Throughout the year we launched innovative product solutions, invested in new technology, renewed key partner relationships, led the industry in consumer protection and re-established our competitive position in the market. The combination of our efforts is resonating with consumers around the world. Our direct-to-consumer digital business achieved strong growth rates and international markets continued to outperform, which enabled us to return to transaction growth in the month of December. Importantly, we also delivered record online digital transaction growth during the 2019 holiday season and reported Adjusted EBITDA for the fourth quarter that exceeded our expectations.”
Fourth Quarter 2019 Financial Results

•
Revenue was $323.7 million, a decline of 6% from the fourth quarter 2018. Revenue excludes $8.9 million of benefit from Ripple, which will be accounted for as a contra expense rather than revenue based on a recent consultation with the Securities and Exchange Commission.

◦
At the time the Company issued fourth quarter guidance, it assumed Ripple market development fees would be accounted for as revenue, consistent with the third quarter treatment. As a result of the change, the Ripple financial benefit of $8.9 million in the fourth quarter and $2.4 million in the third quarter is now accounted for as offset to operating expenses, in Transaction and Operations Support and is no longer included in revenue.

◦
Global Funds Transfer segment revenue was $299.7 million, down 6% from the fourth quarter of the prior year. Within the segment, money transfer revenue was $285.9 million, a decline of 6%, and bill payment revenue was $13.8 million.

◦	Investment revenue was $12.4 million, a decline of $1.6 million from the fourth quarter in 2018.

•	Total operating expenses were $311.0 million, an improvement of $21.1 million over the fourth quarter of 2018. This is an improvement of 6% from 2018’s fourth quarter.

•	Net loss was $11.9 million compared with $12.5 million for the fourth quarter of 2018.

•	Adjusted EBITDA was $57.6 million compared with $60.0 million in the previous year’s fourth quarter. Adjusted EBITDA margin improved to 17.8% from 17.4% in the fourth quarter of 2018.

•	Diluted loss per share was $0.16 and adjusted diluted income per share was $0.01.

•	Adjusted Free Cash Flow was $19.8 million.
Full Year 2019 Financial Results

•
Total revenue of $1,285.1 million declined 11% on a reported basis and 10% on a constant currency basis compared to 2018. Revenue excludes $11.3 million of Ripple benefit, which is now recorded as a contra expense.

◦	Global Funds Transfer segment revenue was $1,183.3 million. The segment revenue is comprised of money transfer revenue of $1,123.9 million and bill pay revenue of $59.4 million.

•	Total operating expenses were $1,233.1 million for the full year, which includes $11.3 million benefit from Ripple.

•
Net loss was $60.3 million compared with $24.0 million in 2018. The year-over-year change was primarily due to a $31.3 million non-cash pension settlement charge related to the sale of the pension liabilities, a $2.4 million of debt extinguishment costs, as well as a $30.0 million merger termination payment received in 2018.

•	Adjusted EBITDA was $213.7 million, a 13% decrease on a reported basis and an 11% decrease on a constant currency basis compared to 2018. The decrease is primarily related to the decrease in revenue.

•	For the year, diluted loss per share was $0.85 and adjusted diluted income per share was $0.03.

•	Adjusted Free Cash Flow was $62.4 million. The $38.6 million decrease from 2018 is composed of lower Adjusted EBITDA and higher cash payments for interest.
Balance Sheet Highlights and Capital Structure Highlights
Cash and cash equivalents on hand at December 31, 2019 totaled $146.8 million compared to $145.5 million at the end of 2018. Fourth quarter and full year interest expense was $24.3 million and $77.0 million, respectively. Capital expenditures in 2019 were $54.5 million.
First Quarter 2020 Outlook
For the first quarter 2020, the Company anticipates total revenue of approximately $300 million, and Adjusted EBITDA of approximately $50 million, both on a constant currency basis.
“We have invested proactively during the past several years to re-position MoneyGram as a modern, mobile, API-driven organization that is leading the evolution of digital P2P payments. While we begin

2020 with challenges in our US-outbound and US domestic walk-in businesses, we have a significant pipeline of agent renewals and new signings along with innovative digital products and growth opportunities that have the potential to offset these challenges and improve our financial performance,” said Holmes. “We will continue to focus on growing our customer base, while implementing market-specific strategies that set us uniquely apart from the competition. We are excited about the underlying strength in our business and the momentum created by the transformation of our business.”

Forward-Looking Statements
This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the company’s projected results of operations, specific factors expected to impact the company's results of operations, and the expected restructuring and reorganization program results. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond MoneyGram’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the introduction by Walmart of additional competing “white label” branded money transfer products or otherwise; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations; litigation or investigations involving us or our agents; uncertainties relating to compliance with the DPA entered into with the U.S. federal government and the effect of the DPA on our reputation and business; regulations addressing consumer privacy, data use and security; our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our offering of money transfer services through agents in regions that are politically volatile; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; the ability of us and our agents to maintain adequate banking relationships; a security or privacy breach in systems, networks or databases on which we rely; disruptions to our computer network systems and data centers; weakness in economic conditions, in both the U.S. and global markets; a significant change, material slow down or complete disruption of international migration patterns; the financial health of certain European countries or the secession of a country from the European Union; our ability to manage credit risks from our agents and official check financial institution customers; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business; our ability to maintain effective internal controls; our capital structure; and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of MoneyGram’s public reports filed with the Securities and Exchange Commission (the “SEC”), including MoneyGram’s annual report on Form 10-K for the year ended December 31, 2018 and MoneyGram’s quarterly reports on Form 10-Q.
Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram’s SEC filings. MoneyGram’s SEC filings may be obtained by contacting MoneyGram, through MoneyGram’s web site at ir.moneygram.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (“EDGAR”) at http://www.sec.gov. MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement.
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Non-GAAP Measures
In addition to results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), this news release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for certain significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes and cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in non-U.S. dollars are translated to the U.S. dollar at rates consistent with those in the prior year), adjusted diluted earnings per share and adjusted net income. In addition, we present adjusted operating income and adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided, and projected results do not reflect the potential impact of certain non-GAAP adjustments, which include (but in future periods, may not be limited to) stock-based, contingent and incentive compensation costs, compliance enhancement program costs, direct monitor costs, legal and contingent matter costs, restructuring and reorganization costs, currency changes and the tax effect of such items. We cannot reliably predict or estimate if and when these types of costs, adjustments or changes may occur or their impact to our financial statements. Accordingly, a reconciliation of the non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available.
We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, constant currency, adjusted diluted earnings per share and adjusted net income figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.
Description of Tables

Table One	-	Condensed Consolidated Statements of Operations
Table Two	-	Segment Results
Table Three	-	Segment Reconciliations
Table Four	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Five	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - Adjusted Net Income and Adjusted Diluted EPS
Table Six	-	Condensed Consolidated Balance Sheets
Table Seven	-	Condensed Consolidated Statements of Cash Flows

Conference Call
MoneyGram International will host a conference call on February 25, at 9:00 a.m. ET, to discuss its results. Alex Holmes, Chairman and CEO, and Larry Angelilli, CFO, will host the call.

Participant Dial-In Numbers:
U.S.:	1-888-220-8474
International:	1-646-828-8193
Webcast:	http://public.viavid.com/index.php?id=138132
Replay:	1-844-512-2921 or 1-412-317-6671
Replay ID:	7513339
Replay is available through March 3, 2020, 11:59pm ET

About MoneyGram International
MoneyGram is a global leader in cross-border P2P payments and money transfers. Its consumer-centric capabilities enable the quick and affordable transfer of money to family and friends in more than 200 countries and territories, with over 65 countries now digitally enabled. The innovative MoneyGram platform leverages its leading distribution network, global financial settlement engine, cloud-based infrastructure with integrated APIs, and its unparalleled compliance program to enable seamless and secure transfers around the world. For more information, please visit moneygram.com
CONTACT
Investor Relations:
214-979-1400
ir@moneygram.com

Media Relations:
Noelle Whittington
214-979-1402
media@moneygram.com

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Amounts in millions, except percentages and per share data)	Three Months Ended December 31,		2019 vs	Twelve Months Ended December 31,		2019 vs
	2019	2018	2018	2019	2018	2018

REVENUE
Fee and other revenue	$311.3	$331.8	$(20.5)	$1,230.4	$1,398.1	$(167.7)
Investment revenue	12.4	14.0	(1.6)	54.7	49.5	5.2
Total revenue	323.7	345.8	(22.1)	1,285.1	1,447.6	(162.5)

Total revenue change, as reported	(6)%	(15)%		(11)%	(10)%
Total revenue change, constant currency	(6)%	(14)%		(10)%	(11)%

OPERATING EXPENSES
Total commissions and direct transaction expenses	167.7	176.6	(8.9)	662.2	732.2	(70.0)
Compensation and benefits	65.0	58.7	6.3	228.4	259.8	(31.4)
Transaction and operations support (1)	45.4	63.6	(18.2)	207.8	298.8	(91.0)
Occupancy, equipment and supplies	14.5	14.6	(0.1)	60.9	62.0	(1.1)
Depreciation and amortization	18.4	18.6	(0.2)	73.8	76.3	(2.5)
Total operating expenses	311.0	332.1	(21.1)	1,233.1	1,429.1	(196.0)
OPERATING INCOME	12.7	13.7	(1.0)	52.0	18.5	33.5
Other expenses
Interest expense	24.3	13.8	10.5	77.0	53.6	23.4
Other non-operating expense (income) (2)	1.2	1.4	(0.2)	39.3	(24.2)	63.5
Total other expenses	25.5	15.2	10.3	116.3	29.4	86.9
Loss before income taxes	(12.8)	(1.5)	(11.3)	(64.3)	(10.9)	(53.4)
Income tax (benefit) expense	(0.9)	11.0	(11.9)	(4.0)	13.1	(17.1)
NET LOSS	$(11.9)	$(12.5)	$0.6	$(60.3)	$(24.0)	$(36.3)

Basic and diluted loss per common share	$(0.16)	$(0.19)	$0.03	$(0.85)	$(0.37)	$(0.48)

Basic and diluted weighted-average outstanding common shares and equivalents used in computing loss per share	76.7	64.5	12.2	71.1	64.3	6.8

(1) Twelve months ended December 31, 2018 includes an accrual of $40.0 million related to the resolution of the DPA matter.
(2) Twelve months ended December 31, 2019 includes a non-cash pension settlement charge of $31.3 million and debt extinguishment costs of $2.4 million.

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended December 31,		2019 vs	Twelve Months Ended December 31,		2019 vs
	2019	2018	2018	2019	2018	2018
Money transfer revenue	$285.9	$302.9	$(17.0)	$1,123.9	$1,273.4	$(149.5)
Bill payment revenue	13.8	16.8	(3.0)	59.4	74.5	(15.1)
Total revenue	$299.7	$319.7	$(20.0)	$1,183.3	$1,347.9	$(164.6)

Commissions and direct transaction expenses	$162.9	$170.1	$(7.2)	$637.9	$711.6	$(73.7)

Operating income (loss)	$5.5	$6.7	$(1.2)	$22.0	$(5.9)	$27.9

Operating margin	1.8%	2.1%		1.9%	(0.4)%

Money transfer revenue change, as reported	(6)%	(17)%		(12)%	(10)%
Money transfer revenue change, constant currency	(5)%	(16)%		(10)%	(12)%

Financial Paper Products

(Amounts in millions, except percentages)	Three Months Ended December 31,		2019 vs	Twelve Months Ended December 31,		2019 vs
	2019	2018	2018	2019	2018	2018
Money order revenue	$12.4	$13.7	$(1.3)	$53.0	$55.3	$(2.3)
Official check revenue	11.6	12.4	(0.8)	48.8	44.4	4.4
Total revenue	$24.0	$26.1	$(2.1)	$101.8	$99.7	$2.1

Total commissions expense	$4.8	$6.5	$(1.7)	$24.3	$20.6	$3.7

Operating income	$8.0	$8.3	$(0.3)	$33.8	$30.6	$3.2

Operating margin	33.3%	31.8%		33.2%	30.7%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended December 31,		2019 vs	Twelve Months Ended December 31,		2019 vs
	2019	2018	2018	2019	2018	2018

Revenue (as reported)	$299.7	$319.7	$(20.0)	$1,183.3	$1,347.9	$(164.6)

Adjusted operating income	$20.4	$22.6	$(2.2)	$64.4	$90.9	$(26.5)

Legal and contingent matters	(2.4)	(2.2)	(0.2)	(2.4)	(44.3)	41.9
Restructuring and reorganization costs	(7.1)	(6.2)	(0.9)	(11.3)	(19.9)	8.6
Compliance enhancement program	(2.3)	(1.4)	(0.9)	(7.7)	(10.1)	2.4
Direct monitor costs	(1.5)	(3.9)	2.4	(13.9)	(11.3)	(2.6)
Stock-based compensation expense	(1.6)	(2.2)	0.6	(7.1)	(11.2)	4.1
Total adjustments	(14.9)	(15.9)	1.0	(42.4)	(96.8)	54.4

Operating income (loss) (as reported)	$5.5	$6.7	$(1.2)	$22.0	$(5.9)	$27.9

Adjusted operating margin	6.8%	7.1%		5.4%	6.7%
Total adjustments	(5.0)%	(5.0)%		(3.6)%	(7.2)%
Operating margin (as reported)	1.8%	2.1%		1.9%	(0.4)%

Financial Paper Products
(Amounts in millions, except percentages)	Three Months Ended December 31,		2019 vs	Twelve Months Ended December 31,		2019 vs
	2019	2018	2018	2019	2018	2018

Revenue (as reported)	$24.0	$26.1	$(2.1)	$101.8	$99.7	$2.1

Adjusted operating income	$8.4	$9.1	$(0.7)	$35.8	$34.6	$1.2

Compliance enhancement program	(0.2)	(0.6)	0.4	(1.2)	(2.8)	1.6
Stock-based compensation expense	(0.2)	(0.2)	—	(0.8)	(1.2)	0.4
Total adjustments	(0.4)	(0.8)	0.4	(2.0)	(4.0)	2.0

Operating income (as reported)	$8.0	$8.3	$(0.3)	$33.8	$30.6	$3.2

Adjusted operating margin	35.0%	34.9%		35.2%	34.7%
Total adjustments	(1.7)%	(3.1)%		(2.0)%	(4.0)%
Operating margin (as reported)	33.3%	31.8%		33.2%	30.7%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

(Amounts in millions, except percentages)	Three Months Ended December 31,		2019 vs	Twelve Months Ended December 31,		2019 vs
	2019	2018	2018	2019	2018	2018

Loss before income taxes	$(12.8)	$(1.5)	$(11.3)	$(64.3)	$(10.9)	$(53.4)
Interest expense	24.3	13.8	10.5	77.0	53.6	23.4
Depreciation and amortization	18.4	18.6	(0.2)	73.8	76.3	(2.5)
Signing bonus amortization	11.8	11.9	(0.1)	46.4	53.9	(7.5)
EBITDA	41.7	42.8	(1.1)	132.9	172.9	(40.0)

Significant items impacting EBITDA:
Restructuring and reorganization costs	7.1	6.4	0.7	11.2	20.1	(8.9)
Legal and contingent matters (1)	2.6	2.3	0.3	4.5	45.0	(40.5)
Compliance enhancement program	2.5	2.0	0.5	8.9	12.9	(4.0)
Stock-based, contingent and incentive compensation	1.8	2.4	(0.6)	7.9	12.4	(4.5)
Direct monitor costs	1.5	3.9	(2.4)	13.9	11.3	2.6
Severance and related costs	0.4	0.2	0.2	0.7	0.6	0.1
Non-cash pension settlement charge (2)	—	—	—	31.3	—	31.3
Debt extinguishment costs (3)	—	—	—	2.4	—	2.4
Income related to the terminated merger with Ant Financial (4)	—	—	—	—	(29.3)	29.3
Adjusted EBITDA	$57.6	$60.0	$(2.4)	$213.7	$245.9	$(32.2)

Adjusted EBITDA margin (5)	17.8%	17.4%	0.4%	16.6%	17.0%	(0.4)%

Adjusted EBITDA change, as reported	(4)%			(13)%
Adjusted EBITDA change, constant currency adjusted	(3)%			(11)%

Adjusted EBITDA	$57.6	$60.0	$(2.4)	$213.7	$245.9	$(32.2)
Cash payments for interest	(18.1)	(13.3)	(4.8)	(63.3)	(50.7)	(12.6)
Cash payments for taxes, net of refunds	(2.8)	(0.9)	(1.9)	(4.4)	(4.8)	0.4
Cash payments for capital expenditures	(12.0)	(13.3)	1.3	(54.5)	(57.8)	3.3
Cash payments for agent signing bonuses	(4.9)	(11.4)	6.5	(29.1)	(31.6)	2.5
Adjusted Free Cash Flow	$19.8	$21.1	$(1.3)	$62.4	$101.0	$(38.6)

(1) Twelve months ended December 31, 2018 includes an accrual of $40.0 million related to the resolution of the DPA matter.
(2) Twelve months ended December 31, 2019 includes a non-cash charge from the sale of pension liability.
(3) Twelve months ended December 31, 2019 includes debt extinguishment costs related to the amended and new debt agreements.
(4) Income includes the $30.0 million merger termination fee and costs include, but are not limited to, legal, bank and consultant fees.
(5) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in millions, except per share data)	2019	2018	2019	2018

Net loss	$(11.9)	$(12.5)	$(60.3)	$(24.0)
Total adjustments (1)	15.9	17.2	80.8	73.0
Tax impacts of adjustments (2)	(3.6)	(4.1)	(18.5)	(8.5)
Adjusted net income	$0.4	$0.6	$2.0	$40.5

Diluted loss per common share	$(0.16)	$(0.19)	$(0.85)	$(0.37)

Diluted adjustments per common share	0.17	0.20	0.88	1.00

Diluted adjusted income per common share	$0.01	$0.01	$0.03	$0.63

Diluted weighted-average outstanding common shares and equivalents	76.7	64.5	71.1	64.3

(1) See summary of adjustments in Table Four - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2) Tax rates used to calculate the tax expense impact are based on the nature and jurisdiction of each adjustment.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$146.8	$145.5
Settlement assets	3,237.0	3,373.8
Property and equipment, net	176.1	193.9
Goodwill	442.2	442.2
Other assets (1)	182.9	140.7
Total assets	$4,185.0	$4,296.1
LIABILITIES
Payment service obligations	$3,237.0	$3,373.8
Debt, net (2)	850.3	901.0
Pension and other postretirement benefits	77.5	76.6
Accounts payable and other liabilities (1)	260.6	213.5
Total liabilities	4,425.4	4,564.9
STOCKHOLDERS’ DEFICIT
Participating convertible preferred stock - series D, $0.01 par value, 200,000 shares authorized, 71,282 issued at December 31, 2019 and December 31, 2018	183.9	183.9
Common stock, $0.01 par value, 162,500,000 shares authorized, 65,061,090 and 58,823,567 shares issued at December 31, 2019 and December 31, 2018, respectively	0.7	0.6
Additional paid-in capital	1,116.9	1,046.8
Retained loss	(1,460.1)	(1,403.6)
Accumulated other comprehensive loss	(63.5)	(67.5)
Treasury stock: 2,329,906 and 3,207,118 shares at December 31, 2019 and December 31, 2018, respectively	(18.3)	(29.0)
Total stockholders’ deficit	(240.4)	(268.8)
Total liabilities and stockholders’ deficit	$4,185.0	$4,296.1

(1) 2019 financial information reflects the adoption of ASC 842 - Leases. Other Assets includes $50.0 million of right-of-use assets related to the Company’s operating leases and Accounts payable and other liabilities includes $54.2 million of lease liabilities.

(2) On June 26, 2019, MoneyGram entered into an amended first lien credit agreement and a new second lien credit agreement, each with Bank of America, N.A. acting as administrative agent. These agreements extended and/or repaid in full all outstanding indebtedness under the Company’s existing credit facility.

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended December 31,
(Amounts in millions)	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(60.3)	$(24.0)
Adjustments to reconcile net loss to net cash provided by operating activities	123.3	53.3
Net cash provided by operating activities	63.0	29.3
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(54.5)	(57.8)
Net cash used in investing activities	(54.5)	(57.8)
CASH FLOWS FROM FINANCING ACTIVITIES
Transaction costs for issuance and amendment of debt	(24.3)	—
Principal payments on debt	(31.6)	(9.8)
Net proceeds from issuing equity instruments	49.5	—
Payments to tax authorities for stock-based compensation	(0.8)	(6.2)
Net cash used in financing activities	(7.2)	(16.0)
NET CHANGE IN CASH AND CASH EQUIVALENTS	1.3	(44.5)
CASH AND CASH EQUIVALENTS—Beginning of period	145.5	190.0
CASH AND CASH EQUIVALENTS—End of period	$146.8	$145.5